Exhibit 10.7

SECURITY AGREEMENT

This Agreement made effective the 1st day of July, 2004, between Secured Party and Debtor, who together agree as follows:

1.

Definitions.  For the purposes of this Agreement:

a.

"Secured Party" shall mean Burger Time Corporation, a corporation organized under the laws of the State of North Dakota, whose mailing address is 675 12th Avenue NE, West Fargo, North Dakota 58078.

b.

"Debtor" shall mean Burger Time Acquisition Corporation, a corporation organized under the laws of the State of Minnesota, whose mailing address is 13828 Lincoln Street NE, Ham Lake, Minnesota 55304.

c.

"Indebtedness" shall mean:

(1)

a Promissory Note of Debtor given to Secured Party in the original principal amount of Three Hundred Thousand and 00/100 ($300,000.00) Dollars, together with all other liabilities and obligations of Debtor to Secured Party, due or to become due, direct or indirect, absolute or contingent, now existing or hereafter at any time arising;

(2)

a Promissory Note of Debtor given to Secured Party in the original principal amount of Three Hundred Thousand and 00/100 ($300,000.00) Dollars if the total purchase price under the Business Transfer Agreement is not paid full by November 12, 2004; and,

(3)

the ten (10) Contract for Deeds relating to the sale of the Business, with Secured Party as vendor and Debtor as vendee.

d.

"Collateral" shall mean the following assets pertaining to the Business:

(1)

"Equipment and Fixtures" shall mean the restaurant fixtures and equipment, and office equipment, including computer, desks, copier and fixtures and equipment.

(2)

"General Intangibles" shall mean the trade name of Seller and all assumed names under which it conducts business, all trade names, including "Burger Time" (as reserved in North Dakota, Minnesota, South Dakota and Iowa), all trademarks and service marks and any logos, formulas, trade secrets, technology, know-how, customer lists and telephone numbers of Seller which may be used in the operation of the Business and all Goodwill associated therewith.

(3)

"Goodwill" shall mean the intangible value of the Business as a going concern.

(4)

"Leasehold Improvements" shall mean the trade fixtures and improvements made by Seller during its tenancy under the Real Estate Lease, subject to the rights of Landlord under the Real Estate Lease relative to the trade fixtures and improvements.

(5)

"Outdoor Sign and Assets" shall mean the tables, utility sheds, fences and signs for the purpose of advertising the Business located on the Real Estate.

(6)

"Real Estate" shall mean the real property used in the conduct of the Business, excluding the real property that is the subject of the Real Estate Lease.

(7)

“Supplies” shall mean all non-consumable supplies, utensils and tools.

(8)

“Inventory” shall mean all food, paper products and consumable supplies.

(9)

“Vehicle” shall mean the 2003 Toyota Corolla CE/LE/S whose VIN is  1NXBR32E03Z058627.

(10)

“Permit” shall mean all licenses and permits necessary or convenient for conduct of the Business to the extent transferable.

e.

"Business" shall mean the fast food restaurants known as Burger Time, which are located at:

(1)

Fargo, North Dakota;

(2)

Bismarck, North Dakota;

(3)

Minot, North Dakota;

(4)

Grand Forks, North Dakota;

(5)

Moorhead, Minnesota;

(6)

Detroit Lakes, Minnesota;

(7)

Elk River, Minnesota;

(8)

Waite Park, Minnesota;

(9)

Sioux City, Iowa; and,

(10)

Two (2) locations at Sioux Falls, South Dakota.

f.

"Business Transfer Agreement" shall mean the agreement between Secured Party and Debtor in which Secured Party agrees to sell and Debtor agrees to buy the business assets of the enterprise owned by Secured Party and known as Burger Time.

g.

"Agreement" shall mean this Security Agreement between Secured Party and Debtor.

2.

Security Interest.  Debtor hereby grants a security interest in favor of Secured Party, and Secured Party hereby reserves a security interest, in the Collateral to secure the payment of the Indebtedness.  Upon the payment of the Indebtedness, Secured Party agrees to release the security interest in the Collateral.

3.

Use of Collateral.  The Collateral will be used exclusively in the operation of the business enterprise sold to Debtor by Secured Party, unless Secured Party gives written consent to another use.

4.

Default.  Secured Party may exercise its rights of enforcement under the Uniform Commercial Code in the State of North Dakota if:

a.

Debtor fails to make any payments or fulfill any obligations under the Business Transfer Agreement;

b.

Debtor fails to make any payments due under this Agreement;

c.

Debtor fails to comply with any aspect of the Uniform Commercial Code;

d.

Debtor has made a misrepresentation or misstatement in connection with this Agreement;

e.

Debtor fails to comply with or perform any of its obligations under this Agreement;

f.

Debtor fails to observe or perform any of the conditions contained in this Agreement;

g.

Debtor commits an act of bankruptcy, or is adjudged to be bankrupt;

h.

A receiver is appointed for the business or assets of Debtor; or

i.

The assets are in danger of loss or abuse.

Upon default under this Agreement or under the Business Transfer Agreement, and, at the option of Secured Party, Secured Party may declare the unpaid portion of the Indebtedness immediately due and payable and this Agreement terminated and immediately enter any premises where Secured Party has reason to believe the Collateral may be found, and take possession of and remove the Collateral, with or without legal process.  Secured Party may retain all payments made up to the time of such removal as liquidated damages and as compensation for all expenses incurred by Secured Party in retaking the Collateral.  However, nothing in this Agreement shall preclude Secured Party from pursuing every legal remedy for the recovery of any other sum to which Secured Party may be entitled for the breach of this Agreement by Debtor.

5.

Casualty Insurance.  At the expense of Debtor, Debtor shall at all times insure the Collateral to the extent of its full insurable value with some reliable insurance company or companies against loss by fire and such other losses as are within the protection of the extended coverage provisions of a standard fire insurance policy.  A copy of such insurance policy or policies shall be deposited with Secured Party.  Debtor shall provide proof of premium payment to Secured Party within fifteen (15) days of the premium due date.  In the event of a loss, insurance proceeds shall be utilized to acquire substitute collateral to which the security interest of Secured Party shall apply.  To the extent that the insurance proceeds are insufficient, Debtor shall make up the insufficiency from Debtor's own resources and shall not allow the perfection of a purchase money security interest in said substitute collateral.  To the extent that the insurance proceeds are not used to acquire substitute collateral, the policy proceeds shall be payable to Secured Party in the amount then owing to Secured Party.

6.

Restrictions. The Collateral will not be subjected to any unpaid charge, including taxes, or any subsequent interest of a third person created or suffered by Debtor, voluntarily or involuntarily, unless Secured Party consents in advance and in writing to such charge, transfer, disposition or subsequent interest.

7.

Financing Statement.  Debtor will sign and execute, alone or with Secured Party, any financing statement or other document, and pay all connected costs necessary to protect the security interest of Secured Party under this Agreement against the rights and interests of third persons.

8.

Waiver.  No forbearance on the part of Secured Party in enforcing Secured Party's rights under this Agreement nor any extension by Secured Party of any payment or covenant to be performed by Debtor shall constitute a waiver of any terms of this Agreement or forfeiture of any rights.

9.

Administrative Provisions.  The following provisions relate to the administration of this Agreement.

a.

Notices.  Any and all notices, or any other communication provided for in this Agreement, shall be given in writing by registered or certified mail.

b.

Severability.  The invalidity or unenforceability of any particular provision of this Agreement shall not affect its other provisions.  The Agreement shall be construed in all respects as if such invalid or unenforceable provision was omitted.

c.

Whole Agreement.  This Agreement constitutes the complete and entire understanding of the parties concerning the conveyance of the Collateral under the conditions specified in this Agreement.

d.

Modification.  No change or modification of this Agreement shall be valid unless the same be in writing and signed by all the parties to this Agreement.

e.

Governing Law.  The provisions of this Agreement shall be governed under the laws of the State of North Dakota.  Any court proceedings or litigation arising out of or pertaining to this Agreement shall be venued in state district court in Cass County, North Dakota.

In witness of its terms and conditions, the parties have executed this Agreement.

BURGER TIME CORPORATION, Secured Party

  By  /s/  Douglas R. Geeslin

Douglas R. Geeslin,

President and Secretary

BURGER TIME ACQUISITION CORPORATION, Debtor

    By  /s/  Mark Buckrey

Mark Buckrey,

Chief Financial Officer